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                                                                      EXHIBIT 99

PRESS RELEASE


              AMSURG CORP. TO PRESENT AT THE THOMAS WEISEL PARTNERS
                        HEALTHCARE TAILWINDS CONFERENCE

                             ----------------------

             LIVE PRESENTATION AND REPLAY AVAILABLE VIA THE INTERNET
            BEGINNING WEDNESDAY, SEPTEMBER 7TH, AT 2:05 P.M. EASTERN


NASHVILLE, Tenn. (August 31, 2005) - AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the Thomas Weisel Partners Healthcare Tailwinds Conference, September 7th through September 9th, in Boston, Massachusetts. In connection with the conference, there will be an on-line simulcast and a replay of the Company's presentation available at the Company's web site starting at 2:05 p.m. Eastern Time on Wednesday, September 7, 2005. Claire M. Gulmi, Senior Vice President and Chief Financial Officer, will be speaking at the conference.

         The live audio webcast and replay of the presentation will be available on the Company's website by going to www.amsurg.com and clicking on Investors. For the live audio, please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software. The webcast replay will be available for 30 days.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At June 30, 2005, AmSurg owned a majority interest in 140 centers and had five centers under development.


                                       Contact:       Claire M. Gulmi
                                                      Senior Vice President and
                                                      Chief Financial Officer
                                                      (615) 665-1283





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